Exhibit 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statements (Form S-3, File Nos. 333-33980, 333-73397, 333-69969, 333-02507, 333-29829,
333-35897 and 333-110335 and Form S-8, File Nos. 33-73332, 333-09801 and
333-56966) of Nutrition 21, Inc. of our report dated August 25, 2004, except for the first paragraph of Note 14, which is as of September 3, 2004, with respect to the consolidated financial statements and financial statement schedule of Nutrition 21, Inc., included in this Annual Report on Form 10-K for the year ended June 30, 2004.

/s/ J.H. COHN LLP


Roseland, New Jersey
September 21, 2004